                                                                EXHIBIT 1.(9)(e)

Effective as of January 2, 2002, this Schedule 3 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

=====================================================================================================================
Contract Marketing Name            Fund Series                                     Name of Supporting Account
=====================================================================================================================
M Fund                             Brandes International Equity Fund               Pacific Select Fund
---------------------------------------------------------------------------------------------------------------------
M Fund                             Turner Core Growth Fund                         Pacific Select Fund
---------------------------------------------------------------------------------------------------------------------
M Fund                             Frontier Capital Appreciation Fund              Pacific Select Fund
---------------------------------------------------------------------------------------------------------------------
M Fund                             Clifton Enhanced U.S. Equity Fund               Pacific Select Fund
---------------------------------------------------------------------------------------------------------------------
M Fund                             Business Opportunity Value Fund                 Pacific Select Fund
=====================================================================================================================

IN WITNESS WHEREOF, the Fund, the Adviser, the Distributor and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.


M FUND, INC.                             PACIFIC LIFE INSURANCE COMPANY

By:     /s/ DANIEL F. BYRNE              By:     /s/ GLENN S SCHAFER
Name:   Daniel F. Byrne                  Name:   Glenn Schafer
Title:  President                        Title:  President


M FINANCIAL INVESTMENT ADVISERS, INC.    M LIFE INSURANCE COMPANY

By:     /s/ DANIEL F. BYRNE              By:     /s/ DANIEL F. BYRNE
Name:   Daniel F. Byrne                  Name:   Daniel F. Byrne
Title:  President                        Title:  Senior VP


M HOLDINGS SECURITIES, INC.              PACIFIC LIFE INSURANCE COMPANY

By:     /s/ MICHAEL KELLER               By:     /s/ JAMES MORRIS
Name:   Michael Keller                   Name:   James Morris
Title:  President                        Title:  Sr. Vice President